CERTIFICATE OF TRUST

OF

PERSONAL INVESTMENT MANAGEMENT PORTFOLIO SERIES

This Certificate of Trust of Personal Investment Management Portfolio Series (the "Trust") is being duly executed and filed on behalf of the Trust by the undersigned, as trustees, to form a statutory trust under the Delaware Statutory Trust Act (12 Del. C. Section 3801 et seq.) (the "Act").

1.       Name. The name of the trust formed hereby is Personal Investment Management Portfolio Series.

2.       Registered Office; Registered Agent. The business address of the Trust’s registered office in the State of Delaware is 1209 Orange Street, Wilmington, Delaware 19801. The name of the Trust’s registered agent at such address is The Corporation Trust Company.

3.       Investment Company. The Trust will be a registered investment company under the Investment Company Act of 1940, as amended.

4.       Series. Pursuant to Section 3806(b)(2) of the Act, the Trust shall issue one or more series of beneficial interests having the rights and preferences set forth in the governing instrument of the Trust, as the same may be amended from time to time (each a "Series").

5.       Notice of Limitation of Liabilities of each Series. Pursuant to Section 3804(a) of the Act, there shall be a limitation on liabilities of each Series such that (a) the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Series shall be enforceable against the assets of such Series only, and not against the assets of the Trust generally or the assets of any other Series thereof and (b) none of the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to the Trust generally or any other Series thereof shall be enforceable against the assets of such Series.

6.       Effective Date. This Certificate of Trust shall be effective upon filing.

IN WITNESS WHEREOF, the undersigned have duly executed this Certificate of Trust in accordance with Section 3811(a)(1) of the Act.

/s/ Michael D. Beckman

Michael D. Beckman, Trustee

/s/ Timothy W. McHale

Timothy W. McHale, Trustee

/s/ Katherine H. Newhall

Katherine H. Newhall, Trustee

PERSONAL INVESTMENT MANAGEMENT PORTFOLIO SERIES

CERTIFICATE OF AMENDMENT TO

CERTIFICATE OF TRUST

Pursuant to Title 12, Section 3810(b) of the Delaware Statutory Trust Act, this Certificate of Amendment is being duly executed and filed on behalf of Personal Investment Management Portfolio Series (the “Trust”) by the undersigned, as trustees, to amend the Certificate of Trust.

1.       Amendment. The name of the Trust is hereby changed to Capital Private Client Services Funds.

2.       Effective Date. This Certificate of Amendment shall be effective upon filing.

IN WITNESS WHEREOF, the undersigned have duly executed this Certificate of Amendment in accordance with Section 3811(a)(2) of the Act.

/s/ Richard G. Capen

Richard G. Capen, Trustee

/s/ H. Frederick Christie

H. Frederick Christie, Trustee

/s/ Martin Fenton

Martin Fenton, Trustee

/s/ Richard G. Newman

Richard G. Newman, Trustee

/s/ Paul F. Roye

Paul F. Roye, Trustee

CAPITAL PRIVATE CLIENT SERVICES FUNDS

CERTIFICATE OF AMENDMENT TO

CERTIFICATE OF TRUST

Pursuant to Title 12, Section 3810(b) of the Delaware Statutory Trust Act, this Certificate of Amendment is being duly executed and filed on behalf of Capital Private Client Services Funds (the “Trust”) by the undersigned, as trustees, to amend the Certificate of Trust.

1.       Amendment. The name of the Trust is hereby changed to Capital Group Private Client Services Funds.

2.       Effective Date. This Certificate of Amendment shall be effective upon filing.

IN WITNESS WHEREOF, the undersigned have duly executed this Certificate of Amendment in accordance with Section 3811(a)(2) of the Act.

/s/ Richard G. Capen

Richard G. Capen, Trustee

/s/ H. Frederick Christie

H. Frederick Christie, Trustee

/s/ Martin Fenton

Martin Fenton, Trustee

/s/ Richard G. Newman

Richard G. Newman, Trustee

/s/ Paul F. Roye

Paul F. Roye, Trustee